Interchange Financial Services Corporation
Completes the Purchase of Substantially all of the Assets and Liabilities of Monarch Capital Corporation

SADDLE BROOK, NJ - January 29, 2002


     Anthony S. Abbate, President and Chief Executive Officer of Interchange Financial Services Corporation ("Company") (NASDAQ: IFCJ), whose principal subsidiary is Interchange Bank ("Bank"), announced today that on January 16, 2002, the Company acquired certain assets and assumed certain liabilities of Monarch Capital Corporation ("Monarch"), pursuant to an Asset Purchase Agreement dated December 17, 2001, among the Company, Monarch and James Jenco, Monarch's sole shareholder. Monarch is a leasing and financing company located in West Caldwell, New Jersey that was formed in 1986 by Mr. Jenco. Mr. Jenco and members of his staff have joined Interchange Capital Company, L.L.C. ("ICC"), the Bank's equipment lease financing subsidiary. "We welcome Mr. Jenco and his staff to the Interchange family and together we expect to more rapidly achieve the strategic objectives of our leasing unit", said Mr. Abbate.

     In this asset purchase transaction, the Company acquired certain loans and leases valued at approximately $13.7 million. In addition, the Company assumed certain liabilities (borrowings) of Monarch, valued at approximately $13.2 million, which had been used to fund the loans and leases. The purchase price is payable partly in cash and partly in shares of IFCJ stock, subject to certain adjustments. The Company intends to use the acquired leases as part of its leasing business and to pay-off the assumed liabilities. Subsequent to the transaction Monarch ceased operations except for the collection of certain loans and leases not acquired by the Company.

     The Company is an $830 million-asset commercial bank holding company, whose principal subsidiary is Interchange Bank. The Company is a financial intermediary that, along with traditional banking, offers a broad range of services including 24-hour, 7-day-a-week online banking and bill paying services through InterBank. Customers can also do their stock trading, obtain insurance services and apply for a loan through the Bank's web site. Mutual Funds and Annuities are offered through the Company's Investment Services Program. The Interchange Bank-Line Call Center enables customers to open new accounts over the telephone; and customers can do basic banking transactions over the telephone with Interchange Bank-Line. The Business Class Banking Account offers checking with a variety of extra services including Interbanking - a proprietary product, which allows the business customer to do routine business banking right from their office PC. And through our subsidiary, Interchange Capital Company, L.L.C., we are able to extend cost-effective equipment leasing solutions for a variety of expansion and upgrading projects.

     The Bank is headquartered in Saddle Brook, New Jersey and has 18 branch offices located in Elmwood Park, Franklin Lakes, Garfield, Hackensack, Hillsdale, Little Ferry, Lodi, Montvale, Oakland, Paramus, Park Ridge, Ramsey, River Edge, Rochelle Park, Saddle Brook (2), Waldwick and Washington Township.

     Further information on the Bank, its core values and focus, and its products and services can be found on our web site at www.interchangebank.com. The Company trades on the NASDAQ National Market under the symbol IFCJ.

     This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition to discussing historical information, certain statements included in or incorporated into this report relate to the financial condition, results of operations and business of the Company which are not historical facts, but which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, the words "anticipate,"
"believe," "estimate," "expect," "will" and other similar expressions are generally intended to identify such forward-looking statements. Such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act, and we are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements include, but are not limited to; statements about the operations of the Company, the adequacy of the Company's allowance for losses associated with the loan portfolio, the prospects of continued loan and deposit growth, and improved credit quality. The forward-looking statements in this report involve certain estimates or assumptions, known and unknown risks and uncertainties, many of which are beyond the control of the Company, and reflect what we currently anticipate will happen in each case. What actually happens could differ materially from what we currently anticipate will happen due to a variety of factors, including, among others, (i) increased competitive pressures among financial services companies; (ii) changes in the interest rate environment, reducing interest margins or increasing interest rate risk; (iii) deterioration in general economic conditions, internationally, nationally, or in the State of New Jersey; (iv) the occurrence of acts of terrorism, such as the events of September 11, 2001, or acts of war; (v) legislation or regulatory requirements or changes adversely affecting the business of t he Company, and (vi) other risks detailed in reports filed by the Company with the Securities and Exchange Commission. Readers should not place undue expectations on any forward-looking statements. We are not promising to make any public announcement when we consider forward-looking statements in this document to be no longer accurate, whether as a result of new information, what actually happens in the future or for any other reason.